INVESTOR PRESENTATION 2021 Third Quarter Earnings bancofcal.com

2 FORWARD LOOKING STATEMENTS When used in this report and in documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements. These statements may relate to future financial performance, strategic plans or objectives, revenue, expense or earnings projections, or other financial items of Banc of California, Inc. and its affiliates (“BANC,” the “Company”, “we”, “us” or “our”), as well as the continuing effects of the COVID-19 pandemic on the Company’s business, operations, financial performance and prospects. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (i) the effect of the COVID-19 pandemic and steps taken by governmental and other authorities to contain, mitigate, and combat the pandemic on our business, operations, financial performance and prospects; (ii) the costs and effects of litigation generally, including legal fees and other expenses, settlements and judgments; (iii) the risk that we will not be successful in the implementation of our capital utilization strategy, new lines of business, new products and services, or other strategic project initiatives; (iv) risks that the Company’s merger and acquisition transactions may disrupt current plans and operations and lead to difficulties in customer and employee retention, risks that the costs, fees, expenses and charges related to these transactions could be significantly higher than anticipated and risks that the expected revenues, cost savings, synergies, and other benefits of these transactions might not be realized to the extent anticipated, within the anticipated timetables, or at all; (v) the credit risks of lending activities, which may be affected by deterioration in real estate markets and the financial condition of borrowers, and the operational risk of lending activities, including but not limited to, the effectiveness of our underwriting practices and the risk of fraud, any of which may lead to increased loan delinquencies, losses, and nonperforming assets in our loan portfolio, and may result in our allowance for credit losses not being adequate and require us to materially increase our credit loss reserves; (vi) the quality and composition of our securities portfolio; (vii) changes in general economic conditions, either nationally or in our market areas, or changes in financial markets; (viii) continuation of, or changes in, the short-term interest rate environment, changes in the levels of general interest rates, volatility in the interest rate environment, the relative differences between short- and long-term interest rates, deposit interest rates, our net interest margin, and funding sources; (ix) fluctuations in the demand for loans, and fluctuations in commercial and residential real estate values in our market area; (x) our ability to develop and maintain a strong core deposit base or other low cost funding sources necessary to fund our activities; (xi) results of examinations of us by regulatory authorities and the possibility that any such regulatory authority may, among other things, limit our business activities, require us to change our business mix, restrict our ability to invest in certain assets, increase our allowance for credit losses, write-down asset values, increase our capital levels, affect our ability to borrow funds or maintain or increase deposits, or impose fines, penalties or sanctions, any of which could adversely affect our liquidity and earnings; (xii) legislative or regulatory changes that adversely affect our business, including, without limitation, changes in tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (xiii) our ability to control operating costs and expenses; (xiv) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; (xv) the risk that our enterprise risk management framework may not be effective in mitigating risk and reducing the potential for losses; (xvi) errors in estimates of the fair values of certain of our assets and liabilities, which may result in significant changes in valuation; (xvii) failures or security breaches with respect to the network and computer systems on which we depend, including but not limited to, due to cybersecurity threats; (xviii) our ability to attract and retain key members of our senior management team; (xix) increased competitive pressures among financial services companies; (xx) changes in consumer spending, borrowing and saving habits; (xxi) the effects of severe weather, natural disasters, pandemics, acts of war or terrorism, and other external events on our business; (xxii) the ability of key third-party providers to perform their obligations to us; (xxiii) changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board or their application to our business, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting standards; (xxiv) continuing impact of the Financial Accounting Standards Board’s credit loss accounting standard, referred to as Current Expected Credit Loss, which requires financial institutions to determine periodic estimates of lifetime expected credit losses on loans, and provide for the expected credit losses as allowances for loan losses; (xxv) share price volatility and reputational risks, related to, among other things, speculative trading and certain traders shorting our common shares and attempting to generate negative publicity about us; (xxvi) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or our bank subsidiary, or repurchases of our common or preferred stock; and (xxvii) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and the other risks described in this report and from time to time in other documents that we file with or furnish to the SEC. Further, statements about the potential effects of the Pacific Mercantile Bancorp acquisition on our business, financial results and condition may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including (i) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Banc of California, Inc. and Pacific Mercantile Bancorp operate; (ii) the ability to promptly and effectively integrate the businesses of Banc of California, Inc. and Pacific Mercantile Bancorp; (iii) the reaction to the transaction of the companies’ customers, employees and counterparties; (iv) diversion of management time on integration-related issues; (v) lower than expected revenues, credit quality deterioration or a reduction in real estate values or a reduction in net earnings; and (vi) other risks that are described in Banc of California, Inc.’s public filings with the SEC.

3(1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation THIRD QUARTER 2021 RESULTS ($ in Thousands Except EPS) 3Q21 2Q21 3Q20 Net interest income $ 62,976 $ 59,847 $ 55,855 (Reversal of) provision for credit losses $ (1,147) $ (2,154) $ 1,141 Net income $ 23,170 $ 19,050 $ 15,913 Net income available to common stockholders $ 21,443 $ 17,323 $ 12,084 Earnings per diluted common share $ 0.42 $ 0.34 $ 0.24 Adjusted net income available to common stockholders (1) $ 19,360 $ 16,278 $ 12,119 Adjusted earnings per diluted share (1) $ 0.38 $ 0.32 $ 0.24 Pre-tax pre-provision (PTPP) income (1) $ 30,684 $ 23,458 $ 19,415 Adjusted PTPP income (1) $ 27,587 $ 22,025 $ 18,861 Average assets $ 8,141,613 $ 7,827,006 $ 7,687,105 Return on average assets (ROAA) 1.13% 0.98% 0.82% Adjusted ROAA (1) 1.03% 0.92% 0.82% Net interest margin 3.28% 3.27% 3.09% Allowance for credit losses coverage ratio 1.26% 1.33% 1.66% Common equity tier 1 10.89% 11.14% 11.59% Tangible common equity per common share (1) $ 13.99 $ 13.69 $ 12.92 Noninterest-bearing deposits as % of total deposits 32.2% 29.1% 24.1%

4 ENHANCING FRANCHISE VALUE (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation 3rd Quarter 2021 Summary Significant Increase in Profitability • Net income available to common stockholders up 24% from prior quarter • ROAA up 16% from prior quarter • Adjusted PTPP Income(1) up 25% from prior quarter • Adjusted ROAA(1) improved 11 bps to 1.03% from prior quarter Continued Strong Balance Sheet Growth • Excluding PPP, total loans increased 16% annualized in 3Q21 • The new banking talent added over the past several quarters have quickly built pipelines and contributed to growth in loans and deposits • Total deposits increased 5.4% from end of prior quarter, driven primarily by continued growth in noninterest-bearing deposits Positive Trends in Key Metrics • Improved deposit mix: NIB represented 32% of deposits at the end of 3Q21 versus 29% at the end of 2Q21 • Reduced average cost of deposits to 0.15% for 3Q21 from 0.23% for 2Q21; spot rate of 0.08% at the end of 3Q21 • Increased net interest margin to 3.28% for 3Q21 from 3.27% for 2Q21 • Earning asset growth driving more operating leverage • Adjusted efficiency ratio(1): 59.6% for 3Q21 versus 65.6% for 2Q21 Credit Quality Remains Strong • Non-performing loans declined 11% from end of prior quarter • Net recoveries during 3Q21 • ACL to NPLs increased to 173% from 155% at end of prior quarter Acquisition of Pacific Mercantile Bancorp • Closed October 18, 2021; system conversion scheduled for November 12, 2021 • Integration and system conversion expected to result in most cost savings being in place by the end of 2021

STRONG VISIBILITY ON EARNINGS GROWTH

BANC OF CALIFORNIA

Four Drivers of Earnings Growth Unrelated to Economic Conditions

Continued Opportunities to Reduce Deposit Costs	• Continued strong inflows of low-cost deposits generated from business development efforts across all areas of the bank in conjunction with repricing efforts achieved a deposit spot rate at September 30, 2021 of 0.08% • Transition PMBC's interest-bearing deposits to BANC's lower-cost pricing
Potential Redemption of Series E Preferred Stock in Early 2022	• Opportunity to redeem $98.7 million of preferred stock paying 7% dividend, subject to regulatory approval • Potential to add ~$7 million per year to net income available to common stockholders
Accretive Benefits of Pacific Mercantile Bancorp Acquisition	• Estimated cost savings of 40%+ of PMBC's noninterest expense • Substantially all cost savings expected to be in place by end of 2021 and to be realized starting in 2022 • Additional operating leverage realized with addition of ~$1.5 billion in assets
BANC Becoming a Talent Magnet in California	• Success in attracting high quality banking talent throughout California has helped to generate significant loan production • Continuing to add talent across the company as BANC is a destination of choice in our markets

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6 Progress Report on Franchise Transformation Strong Execution on Franchise Enhancing Initiatives Has Produced Substantial Financial Improvement (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation 3Q21 1Q19 Improved By Net interest margin 3.28% 2.81% 17% Spot cost of deposits (last day of quarter) 0.08% 1.63% 95% Noninterest-bearing deposits as % of total deposits 32% 15% 113% Return on average assets (ROAA) 1.13% 0.28% 304% Adjusted (ROAA) (1) 1.03% 0.50% 106% Adjusted diluted earnings per share (1) $ 0.38 $ 0.16 138% Adjusted efficiency ratio (1) 59.6% 73.8% 19% Common equity tier 1 capital ratio 10.9% 9.7% 12%

7 NET INCOME AVAILABLE TO COMMON STOCKHOLDERS RECONCILIATION • Net income available to common stockholders growth of 24% • Noninterest expense adjustments relate to merger-related costs, indemnified professional fees, net of recoveries, and gain on alternative energy partnerships • 3Q21 included $1.6 million (after tax) in net recoveries of professional fees versus $1.0 million (after tax) in net recoveries of professional fees in 2Q21 ($ in millions) (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation (2) Adjustments presented utilizing an effective normalized tax rate of 25%; $21.4 $19.4 $(1.3)$(0.9) Net Income Available to Common Stockholders Noninterest expense adjustments (2) Gain on alternative energy partnerships (2) Adjusted Net Income Available to Common Stockholders (1) Noninterest income adjustments (2) $0.1 $17.3 $16.3 Net Income Available to Common Stockholders Adjusted Net Income Available to Common Stockholders (1) $(0.6)$(0.4) Noninterest expense adjustments (2) Gain on alternative engergy partnerships (2) $0.0 Noninterest income adjustments (2) EPS $0.42 EPS $0.32 EPS $0.34 EPS $0.38 3Q 2021 2Q 2021

8 Adjusted Pre-tax Pre-provision (PTPP) Income (1) $16.0 $13.2 $12.2 $18.9 (1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation ADJUSTED PRE-TAX PRE-PROVISION INCOME TREND 0.98% 1.25% 1.06% 1.13% 1.34% 2Q211Q21 $18.9 4Q203Q20 $20.6 $24.5 $22.0 $27.6 3Q21 Adjusted PTPP Income Adjusted PTPP Income / Avg. Assets

9 RAPIDLY IMPROVING DEPOSIT FRANCHISE (1) Reflects balance as of period end • $299 million quarterly increase in noninterest- bearing deposits • Large percentage of noninterest-bearing and low-cost deposits • Targeted deposit strategy has transformed deposit mix and contributed to asset-sensitive profile • Deposit spot rate on September 30, 2021 was 8 bps, down from 20 bps at June 30, 2021 Cost of Deposits 0.51% 9% 24% 34% 0%14% 26% 1% 3Q20 0.36% 26% 35% 27% 0% 12% 4Q20 0.28% 27% 36%34% 27% 10%11% 1Q21 0.23% 29% 0%0% 2Q21 34% 0.15% 32% 25% 3Q21 28% Average Cost of deposits Interest-bearing checking Noninterest-bearing Money Market & Savings Brokered CDs CDs Spot Rate 0.08% Category 3Q20 4Q20 1Q21 2Q21 3Q21 $ in millions Noninterest-bearing checking $1,450.7 $1,559.2 $1,700.3 $1,808.9 $2,107.7 Interest-bearing checking 2,045.1 2,107.9 2,088.5 2,217.3 2,214.7 Demand deposits 3,495.9 3,667.2 3,788.9 4,026.2 4,322.4 Money Market & Savings 1,636.1 1,646.7 1,684.7 1,593.7 1,661.0 CDs 820.5 755.7 668.5 586.6 559.8 Brokered CDs 79.8 16.2 00.0 00.0 00.0

10 Period end balances ($ in millions) BUSINESS UNITS GENERATING SOLID DEMAND DEPOSIT GROWTH $2,872 $416 $771 $754 3Q20 $2,282 $2,397 1Q21 $496 $21 4Q20 $824 $2,476 $471 $18 $825 $2,735 $437 $571 $29 2Q21 $848 $32 3Q21 $3,496 $28 $3,667 $3,789 $4,026 $4,322 +24% Community Banking OtherCommercial & Real Estate BankingSpecialty & Business Banking

DIVERSIFIED LOAN PORTFOLIO MITIGATES RISK AND GENERATES ATTRACTIVE RISK-ADJUSTED YIELD

BANC OF CALIFORNIA

Loan Segment	3rd Quarter 2021			2nd Quarter 2021			Change		
	$(1)	%	Avg. Yield	$1	%	Avg. Yield	$1	%	Avg. Yield
$ in Millions									
C&I	$ 2,297	37%	4.19%	$ 2,071	35%	4.34%	$ 226	2%	-0.15%
Multifamily	1,296	21%	4.21%	1,326	22%	4.58%	(30)	-1%	-0.37%
CRE	907	15%	4.63%	872	15%	4.83%	35	0%	-0.20%
Construction	131	2%	5.11%	151	3%	5.22%	(20)	-1%	-0.11%
SBA	182	3%	6.05%	254	4%	3.84%	(72)	-1%	2.21%
SFR	1,394	22%	3.48%	1,288	22%	3.58%	106	0%	-0.10%
Consumer	23	0%	4.26%	24	0%	4.61%	(1)	0%	-0.35%
Total Loans HFI	$ 6,229	100%	4.18%	$ 5,985	100%	4.30%	$ 243	N/A	-0.12%

The average loan yield decreased to 4.18% for 3Q21 compared to 4.30% for 2Q21 due to lower prepayment penalty fees, offset by a higher level of accelerated PPP fees due to forgiveness.

Real Estate Secured with Low LTVs

- 70% of loan portfolio is secured by residential real estate (primary residences)
- Weighted average loan-to-values (LTVs) of 64%
- ~87% of all real estate secured loans have LTVs of less than 70%
- ~75% of the SFR portfolio have LTVs of less than 70%

PPP Loan Overview

- As of September 30, 2021, PPP loans (net of fees) comprised $116 million of the SBA portfolio
- Of the total 1,128 PPP loans funded in the 1st round, 57 loans remain outstanding and represent $28 million of the PPP loan portfolio balance
- Of the total 956 PPP loans funded in the 2nd round, 509 loans remain outstanding and represent $89 million of the PPP loan portfolio balance

(1) Reflects balance as of period end

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12 LOAN BALANCES FUNDINGS AND PAYOFFS (1) Includes net change in warehouse lending and loan purchases (2) Includes deferred costs/fees, transfers and sales $253 $351 $487 $533 $503 $109 $151 $63 $87 $82 $204 $464 $227 $178 $566 $966 $550 $847 $763 ($367) ($515) ($321) ($496) ($385) ($149) ($227) ($141) ($138) ($144) ($222)($516) ($742) ($683) ($634) ($528) 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Total Loan Fundings of $763 Million in Q3 2021(1) Fundings Advances Warehouse Net Advances/Paydowns Payoffs Paydowns Warehouse Net Advances/Paydowns Total Loan Yield Rate on Production Rate on Production excl. PPP ($ in millions) Total Loan Fundings of $763 Million in 3Q21(1) ($ in millions) Loans Beginning Balance Total Fundings Total Payoffs Net Difference Other Change(2) Loans Ending Balance Total Loan Yield Rate on Production Rate on Production excl. PPP Q3 2021 5,988$ 763$ 528$ 234$ 9$ 6,232$ 4.18% 3.83% 3.83% Q2 2021 5,766$ 847$ 634$ 213$ 10$ 5,988$ 4.30% 3.86% 3.91% Q1 2021 5,900$ 550$ 683$ (133)$ (1)$ 5,766$ 4.30% 3.16% 3.76% Q4 2020 5,680$ 966$ 742$ 224$ (4)$ 5,900$ 4.58% 3.67% 3.67% Q3 2020 5,647$ 566$ 516$ 50$ (18)$ 5,680$ 4.46% 3.99% 4.07%

13 ($ in millions) Deferrals by Loan Type as of 9/30/21 (1),(2) Total Deferrals $ # Total Portfolio % of Portfolio Deferred Single Family Residential (SFR) $ 49.5 40 $ 1,394 4% Multifamily - 0 1,296 0% CRE - 0 907 0% Construction & Development - 0 131 0% Commercial & Industrial 3.8 1 2,297 0% Other Consumer 0.6 3 23 2% SBA 0.3 1 182 0% 3Q2021 Total $ 54.2 45 $ 6,229 1% 2Q2021 Total $ 86.6 56 $ 5,985 1% FORBEARANCE AND DEFERMENTS DECLINE Total loan deferrals and forbearances declined $32 million from 2Q21 • $50 million, or 91%, of deferments/forbearances at the end of 3Q21 relate to legacy Single Family Residential loans (1) Excludes loans in forbearance that are current and loans delinquent prior to COVID-19 (2) Loans within the SFR portfolio are forbearances or deferments $440 $145 $113 $60 $164 $138 $139 $49 $52 $50 6/30/2021 $252 3/31/20216/30/2020 12/31/20209/30/2020 $34 $5 9/30/2021 $604 $283 $109 $87 $54 -37% SFR Non-SFR

14 ASSET QUALITY REMAINS STRONG NPLs, Delinquencies, and Classified Loans Delinquencies ($ in millions) Non-performing Loans (NPLs) ($ in millions) Criticized and Classified Loans ($ in millions) ACL / Non-performing Loans (NPLs) ($ in millions) 2Q21 $12.0 $8.7 $71.1 0.54% 1.46% 3Q213Q20 $22.9 $35.0$31.6 4Q20 $61.3 $47.8 $13.5 1.06% 1Q21 $21.7 $13.3 0.58% $19.1 $26.0 0.72% $83.0 $45.1 Delinquencies (ex-SFR) SFR Delinquencies Delinquencies /Total Loans $111 2Q213Q20 $91 $102 $76 4Q20 $126 1Q21 3Q21 $170 $166 $227 $259 $241 Criticized and Classified Loans Classified Loans $26.3 1.18% 3Q20 $40.6 $55.9 $13.5 0.62% $23.1 4Q20 $32.4 0.73% $23.5 $66.9 0.97% 1Q21 $30.1 $21.2 0.86% 2Q21 $16.5 $29.1 3Q21 $45.6 $36.6 $51.3 NPLs/Total Loans-HFI SFR NPLs NPLs (ex-SFR) 141% 230% 148% 155% 173% 1Q214Q20 2Q21 $94.1 3Q20 $84.2 $82.7 $79.7 $78.8 3Q21 ACL ACL / NPLs

TOP 10 RELATIONSHIPS
Non-performing & delinquent loans rollforward

BANC OF CALIFORNIA

Non-performing Loans ($ in thousands)

#	3Q21	2Q21	Delta	Loan Category	3Q Accrual Status	3Q Delinquency Status	2Q Accrual Status
1	$ 7,011	$ 7,175	$ (164)	C&I / CRE	Non-Accrual	Current	Non-Accrual
2	3,837	3,917	(80)	C&I	Non-Accrual	Current	Non-Accrual
3	3,709	3,709	-	SFR	Non-Accrual	Current	Non-Accrual
4	3,236	587	2,649	SBA	Non-Accrual	90+	Non-Accrual
5	3,017	3,036	(19)	SBA	Non-Accrual	90+	Non-Accrual
6	2,529	2,529	-	SFR	Non-Accrual	90+	Non-Accrual
7	2,529	2,571	(42)	CRE	Non-Accrual	Current	Non-Accrual
8	2,289	2,890	(602)	C&I	Non-Accrual	90+	Non-Accrual
9	2,037	2,037	-	SBA	Non-Accrual	90+	Non-Accrual
10	1,940	1,948	(8)	SFR	Non-Accrual	90+	Non-Accrual
11+	13,488	20,901	(7,413)				
Total	$ 45,622	$ 51,299	$ (5,678)				

Delinquent Loans ($ in thousands)

#	3Q21	2Q21	Delta	Loan Category	3Q Accrual Status	3Q Delinquency Status	2Q Delinquency Status
1	$ 6,617	$ -	$ 6,617	C&I	Accrual	60-89	Current
2	3,958	-	3,958	SFR	Accrual	30-59	Current
3	3,236	587	2,649	SBA	Non-Accrual	90+	90+
4	3,017	-	3,017	SBA	Non-Accrual	90+	Current
5	2,529	2,529	-	SFR	Non-Accrual	90+	90+
6	2,289	2,890	(602)	C&I	Non-Accrual	90+	90+
7	2,037	2,037	-	SBA	Non-Accrual	90+	90+
8	1,940	1,948	(8)	SFR	Non-Accrual	90+	90+
9	1,924	1,924	-	SBA	Non-Accrual	90+	90+
10	1,573	-	1,573	SFR	Accrual	30-59	Current
11+	16,005	23,067	(7,063)				
Total	$ 45,123	$ 34,982	$ 10,141				

Non-performing loans

- Non-performing loans decreased $5.7 million, or 11%, to $45.6 million due mostly to SFR loans paying off and migrating back to accrual status
- $22.7 million, or 50% of total NPLs, are in current status
- NPLs include $12.8 million of SBA loans of which $8.7 million are guaranteed

Delinquencies

- Delinquencies increased $10.1 million, or 29%, due mostly to $24.9 million of additions, offset by $12.4 million returning to current status and $2.3 million in other reductions due to paydowns and or other resolution
- Delinquencies include $14.9 million of SBA loans of which $10.6 million are guaranteed

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ALLOWANCE FOR CREDIT LOSSES WALK


($ in millions)
$82.0
$80.0
$78.0
$76.0
$74.0
$72.0
$70.0
$79.7
1.33% (1)
($1.9)
$0.2
$0.8
$78.8
1.26% (1)
ACL (6/30/21)
Portfolio Mix
Recoveries (net of Charge-offs)
Specific Reserves
ACL (9/30/21)

3Q21: The ACL reserve decreased $0.9 million due to (1) lower reserves of $1.9 million from portfolio mix, offset by (2) net recoveries of $0.2mm, and (3) higher specific reserves of $0.8mm

- Our ACL methodology uses a nationally recognized, third-party model that includes many assumptions based on historical and peer loss data, current loan portfolio risk profile including risk ratings, and economic forecasts including macroeconomic variables (MEVs) released by our model provider during September 2021. The September 2021 forecasts reflect a more favorable view of the economy (i.e. higher GDP growth rates, a higher CRE price index and lower unemployment rates) compared to June 2021 forecasts. While the current forecast generally reflects an improving economy with the availability of the vaccine and other factors, there continues to be uncertainty regarding the impact of inflation (lasting or transitory), COVID-19 variants, further government stimulus, supply chain issues, and the ultimate pace of the recovery. Accordingly, our economic assumptions and the resulting ACL level and provision reversal consider both of these positive assumptions and potential uncertainties.

ACL includes Allowance for Loan Losses (ALL) and Reserve for Unfunded Loan Commitments (RUC)

(1) Coverage percentage equals ACL to Total Loans. PPP loans improved Coverage ratio by 5 bps at 6/30/21 and 2 bps at 9/30/21

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17 CONTINUED FOCUS ON EXPENSE MANAGEMENT Noninterest expense adjustments relate to: (1) timing of indemnified legal costs/recoveries, (2) merger-related costs and (3) loss/gain on investments in alternative energy partnerships(2) Noninterest Expense to Average Assets ($ millions) Adjusted Noninterest Expense(1) to Average Assets ($ millions) 2.00% 2Q21 $41.7$44.0$40.7 -$5.1-$0.3 2.09% 3Q20 $37.8 4Q20 $5.1 2.41% 1Q21 -$1.4 1.84% $42.0 2.08% -$2.9 $40.7 3Q21 $40.4 $39.0 $46.7 $40.6 Noninterest expense adjustments Adjusted Noninterest Expense Noninterest Expense / Average Assets 4Q20 $41.7 3Q21 $40.7 2.10% 2.26% 3Q20 $44.0 2.15% 1Q21 $42.0 2.15% 2Q21 $40.7 1.99% Adjusted Noninterest Expense / Average Assets Adjusted Noninterest Expense

18(1) Denotes a non-GAAP financial measure; see “Non-GAAP Reconciliation” slides at end of presentation 3Q21 2Q21 1Q21 4Q20 3Q20 Common Equity Tier 1 10.89% 11.14% 11.50% 11.19% 11.59% Tier 1 Risk-based Capital 12.38% 12.71% 13.17% 14.35% 14.94% Leverage Ratio 9.80% 9.89% 9.62% 10.90% 10.79% Tangible Equity / Tangible Assets (1) 9.78% 9.89% 9.69% 10.94% 10.84% Tangible Common Equity / Tangible Assets (1) 8.63% 8.70% 8.49% 8.58% 8.43% STRONG CAPITAL BASE Provides buffer to deploy for shareholders’ benefit

19 2021 STRATEGIC OBJECTIVES • Continue adding full banking relationships that provide low-cost transaction deposits • Additional opportunities to reduce deposit costs primarily centered around larger money market contracts and time deposits maturing during the remainder 2021 • Continued focus on earning asset mix to support earning asset yields • Lending teams added over past two years continue to build their books of business with high-quality relationship loans in our footprint • Healthy commercial loan pipeline should lead to production levels exceeding runoff and continued growth in earning assets • Well-underwritten loan portfolio mainly secured by CA-based real estate with relatively low LTVs continues to provide strong defensive positioning in uncertain environment • Maintain a high level of capital, liquidity and reserves • Opportunity to redeem Series E preferred stock at appropriate time and subject to regulatory approval • Completion of announced Pacific Mercantile Bancorp acquisition in Q4 2021 • Redeemed Series D preferred stock in Q1 2021 • Evaluate other strategic opportunities • Generate balance sheet growth while keeping expenses flat to modestly higher in 2021 • Continue to leverage technology to increase efficiencies and enhance business development • Realize cost savings from Pacific Mercantile Bancorp acquisition Maintain Credit and Capital Discipline Strategic Growth in Earning Assets Continue Driving Net Interest Margin Manage Expenses and Realize Additional Operating Leverage Evaluating Use of Capital to Increase Earnings and Improve Franchise Value

20 APPENDIX bancofcal.com

21 78% of total loans in California LOAN PORTFOLIO CHARACTERISTICS Construction $131 2% Consumer $23 <1% SBA(1) $182 3% Northern California $509 8% Central California $213 3% South $748 12% Other West $305 5% Northeast $185 3% Midwest $148 2% • 70% of loan portfolio is secured by residential real estate (primary residences) • ~87% of all real estate secured loans have LTVs of less than 70% • ~75% of the SFR portfolio have LTVs of less than 70% $ in millions$ in millions 91% of RE loans in California Loan Portfolio by Segment Loan Portfolio by Geography (1) Includes $116 million of PPP loans. Key Commentary Southern California $4,114 66% CRE $907 15% Single Family Res. $1,394 22% Multifamily $1,296 21% C&I $2,297 37% Loan Segment Avg. Yield C&I 4.19% Multifamily 4.21% CRE 4.63% Construction 5.11% SBA 6.05% Single Family Res. 3.48% Consumer 4.26% Total Loans HFI 4.18%

22 REAL ESTATE LOAN PORTFOLIO HAS LOW LTVS $ in millions (1) Excludes Warehouse credit facilities Real Estate Loan Balances(1) SFR Portfolio by LTV 66% 3Q20 1Q21 $3,521 59% 2Q214Q20 $3,636 61% 61% 3Q21 $3,736 $3,503 RE Loans / Loans-HFI RE Loans 60% to 70% 50% to 60% <50% 70% to 80% >80% • ~87% of all real estate secured loans have LTVs of less than 70% • Weighted average LTV is 57% Real Estate(1) LTVs $ % Count <50% $ 1,021 27% 834 50% to 60% 956 26% 488 60% to 70% 1,249 33% 500 70% to 80% 469 13% 294 >80% 32 1% 20 Total $ 3,727 100% 2,136 $ in Millions SFR LTVs $ % Count <50% $ 405 29% 479 50% to 60% 322 23% 281 60% to 70% 321 23% 256 70% to 80% 327 23% 259 >80% 19 1% 14 Total $ 1,394 100% 1,289 $ in Millions • ~75% of all existing SFR have LTVs of less than 70% • Weighted average LTV is 58%

23 CALIFORNIA-CENTRIC CRE AND MULTIFAMILY PORTFOLIOS HAVE LOW WEIGHTED-AVERAGE LTV CRE & Multifamily by Collateral Type Multifamily 59% Other 12% 12% Retail 12% Industrial 5% Hospitality 0.1% Owner Occupied 12% Residential 96.7% Mixed Use 3.3% Multi Tenant 40% Single Tenant 16% Strip Center 7% Non Owner Occupied 88% Neighborhood Shopping Center 34% Other 2% Office Collateral Type Count Balance Avg. Loan Size W.A. LTV W.A. DSCR $ in thousands MultiFamily 570 $ 1,295,613 $ 2,273 58.8% 1.5x Office 54 258,457 4,786 56.2% 2.3x Retail 69 271,332 3,932 53.1% 1.7x Hospitality 4 2,595 649 48.0% 1.8x Industrial 44 102,560 2,331 54.4% 1.7x Other 65 272,280 4,189 57.4% 1.6x Total CRE & MF 806 $ 2,202,837 $ 2,733 57.4% 1.6x

DIVERSIFIED AND LOW AVERAGE BALANCE C&I PORTFOLIO

BANC OF CALIFORNIA



Food Services 1%
Professional Services 1%
Accomodations 0.1%
Television / Motion Pictures 2%
Transportation 0.2%
Other Retail Trade 1%
All Other C&I 4%
Wholesale Trade 2%
Healthcase and Social Assistance 3%
Finance and Insurance: Other 4%
Real Estate & Rental Leasing 10%
Finance and Insurance: Warehouse 66%
Manufacturing 2%
Gas Stations 3%

NAICS Industry	Count	$	Avg. Loan Size
$ in thousands			
Finance: Warehouse	66	$ 1,522,945	$ 23,075
Real Estate & Rental Leasing	137	221,541	1,617
Finance: Other	51	84,569	1,658
Gas Stations	50	73,926	1,479
Healthcare and Social Assistance	73	72,252	990
Wholesale Trade	49	38,770	791
Manufacturing	51	47,421	930
Television / Motion Pictures	33	51,097	1,548
Food Services	21	29,034	1,383
Other Retail Trade	52	29,950	576
Professional Services	89	15,339	172
Transportation	20	4,685	234
Accommodations	5	2,135	427
All Other C&I	155	102,960	664
Total C&I	852	$ 2,296,625	$ 2,696

~80% C&I Concentration toward Businesses focused on Finance (including Warehouse), and Real Estate and Rental Leasing

Limited Exposure to High Stressed Business Industries

- 2% Television / Motion Pictures
- 1% Food Services
- <1% Transportation
- <1% in Accommodations

All Other C&I includes a diverse mix of industry sectors

- 1% Management of Companies
- 1% Administrative and Support
- 1% Education Services
- 1% Professional Services
- <1% Construction / Contracting

24

25 STRONG ALLOWANCE COVERAGE RATIO; ALLOCATION OF RESERVE BY LOAN TYPE • Allowance for Credit Losses (ACL) includes Reserve for Unfunded Commitments • Excluding PPP loans, the ACL coverage was 1.29% at the end of 3Q21 compared to 1.38% at the end of 2Q21 ACL Composition 3Q21 2Q21 ($ in thousands) Amount % of Loans Amount % of Loans Commercial real estate $ 16,017 1.77% $ 16,424 1.88% Multifamily 18,725 1.45% 21,403 1.61% Construction 4,118 3.15% 4,734 3.14% Commercial and industrial 15,824 2.05% 15,862 2.19% Commercial and industrial - warehouse 4,431 0.29% 4,294 0.32% SBA 4,735 2.61% 3,696 1.46% Total commercial loans 63,850 1.33% 66,413 1.42% Single family residential mortgage 9,304 0.67% 9,108 0.71% Other consumer 370 1.59% 364 1.49% Total consumer loans 9,674 0.68% 9,472 0.72% Allowance for loan losses 73,524 1.18% 75,885 1.27% Reserve for unfunded commitments 5,233 0.08% 3,814 0.06% Allowance for credit losses $ 78,757 1.26% $ 79,699 1.33%

26(1) Dollars in millions. Values that are greater than $0.0 million (or 0.0%) but less than $0.5 million (or 0.5%) are not shown. Portfolio Average Balances & Yields Securities Portfolio Detail(1) SECURITIES PORTFOLIO Portfolio Profile(1) CompositionCredit Rating AA 44% AAA 43% BBB 13% The quarter-over-quarter change in total securities is due to a $35.5 million reduction in the CLO position due to pay-offs resulting from resets, $8.5mm pay-offs in the Agency positions, and a $5.4 million reduction in total fair value. CLOs included an unrealized loss of $2.5 million as of 3Q21, down from an unrealized loss of $3.0 million as of 2Q21. Fair Value Fair Value QoQ Duration 2Q21 3Q21 Change 3Q21 ($ in Millions) Gov’t & Agency (MBS, CMO, & SBA) $ 479 $ 464 $ (15) 8.0 CLOs 584 549 (35) 0.1 Municipal 121 120 (1) 7.9 Corporate Securities 169 170 1 7.0 Total Securities $ 1,353 $ 1,303 $ (50) 4.5 Security Type Gov’t & AGC 36% CLO 42% Corporates 13% Munis 9% 2Q21 2.26% 2.13% $1,239 3Q20 2.13% 4Q20 1Q21 2.14% 2.11% 3Q21 $1,191 $1,236 $1,308 $1,347 Average Balance ($ in millions) Yield

27 CLO Industry Breakdown $549 million at September 30, 2021 (net of $2.5 million unrealized loss) • CLO portfolio has underlying diversified exposure with largest segment in Healthcare & Pharmaceuticals at 13% • Limited exposure to severely stressed industries • AA and AAA holdings provide principal protection – exposure to underlying credit losses would require a combination of lifetime defaults (25- 40% CDR), loss severity (40-50%), and prepayment assumptions (10-20% CPR) • Under these assumptions, the underlying securities would need to take losses of approximately 30% before we would anticipate incurring losses on principal • 3Q21 average CLO portfolio yield of 1.82% • Quarterly reset based on 3 Month Libor + 1.63% CLO PORTFOLIO HAS DIVERSIFIED EXPOSURE CREDIT ENHANCEMENT PROVIDES SIGNIFICANT PRINCIPAL PROTECTION Healthcare & Pharmaceuticals 13% High Tech Industries 10% Services: Business 9% FIRE: Banking, Finance, Insurance & Real Estate 8% Beverage, Food & Tobacco 5%Hotel, Gaming & Leisure 4% Media: Broadcasting & Subscription 4% Telecommunications 4% Services: Consumer 4% Automotive 3% Capital Equipment 3% Chemicals, Plastics, & Rubber 3% Construction & Building 3% Containers, Packaging & Glass 3% Aerospace & Defense 3% Retail 2% Other 19%

28 ACTIVE MANAGEMENT OF DEPOSIT COSTS IS DRIVING DOWN COST OF FUNDS Cost of Funds Drivers 0.22% 0.70% 0.66% 0.23% 0.51% 0.82% 0.36% 3Q20 0.11% 0.47% 4Q20 0.15% 0.38% 0.28% 0.63% 1Q21 0.32% 0.57% 2Q21 0.49% 3Q21 0.17% 0.09% 0.12% Cost of Interest-bearing deposits Cost of total deposits Overnight funding Cost of funds 2.77% 5.46% 2.53% 5.27% 2.86% 5.22% 2.89% 5.22% 2.91% 5.22% Term FHLB borrowings Notes payable, net No Overnight Funding

29 DECLINING DEPOSIT COSTS PROTECT NET INTEREST MARGIN Net Interest Margin Drivers 1.02% 4.04% 3Q21 3.86% 1Q21 0.25% 3Q20 0.25% 3.09% 3.38% 0.25% 3.78% 0.89% 4Q20 3.19% 3.73% 0.25% 0.83% 3.81% 3.27% 3.28% 0.25% 0.77% 2Q21 0.67% Interest-Bearing LiabilitiesFed Funds RateEarning Asset Yield Net Interest Margin

30 INTEREST RATE RISK MANAGEMENT – EARNING ASSETS ANALYSIS Assets Repricing/Maturing by Duration ($ millions) Repricing/Maturity by Product Type ($ millions) • $3.95 billion (51%) of earning assets mature or have rate resets <2 years • Earning assets with effective rate resets <2 years include: • $3,097 million of loans • $670 million of securities (primarily CLOs) • $186 million of interest-bearing cash deposits • $3.77 billion (49%) of earning assets mature or have rate resets >2 years < 1 Year 1 - 2 Years > 2 Years $600 $1,000 $0 $200 $400 $1,400 $800 $1,200 $1,600 SFRMF Securities WH CRE C&I Cash SBA Other < 1 Year 1 - 2 Years > 2 Years Category Total Balance % of Total Interest- Earning Assets

BANC FAST FACTS

BANC OF CALIFORNIA

(Dollars in millions)	3Q21	2Q21	1Q21	4Q20	3Q20
Total assets	$ 8,279	$ 8,027	$ 7,933	$ 7,877	$ 7,738
Securities available-for-sale	1,303	1,353	1,271	1,231	1,246
Loans held-for-investment	6,229	5,985	5,764	5,898	5,678
Total deposits	6,543	6,207	6,142	6,086	6,032
Net interest income	$ 63.0	$ 59.8	$ 57.9	$ 61.6	$ 55.9
Total noninterest income	5.5	4.2	4.4	7.0	4.0
Total revenue	68.5	64.0	62.3	68.5	59.8
Noninterest expense	39.6	41.4	43.1	39.6	41.8
Gain (loss) in alternative energy partnership investments	(1.8)	(0.8)	3.6	(0.7)	(1.4)
Total noninterest expense	37.8	40.6	46.7	39.0	40.4
Pre-tax pre-provision income(1)	30.7	23.5	15.6	29.6	19.4
(Reversal of) provision for credit losses	(1.1)	(2.2)	(1.1)	1.0	1.1
Income tax expense	8.7	6.6	2.3	6.9	2.4
Net income	23.2	19.1	14.4	21.7	15.9
Preferred dividend and other adjustments	1.7	1.7	6.6	4.0	3.8
Net income available to common stockholders	$ 21.4	$ 17.3	$ 7.8	$ 17.7	$ 12.1
Diluted earnings per common share	$ 0.42	$ 0.34	$ 0.15	$ 0.35	$ 0.24
Return on average assets	1.13%	0.98%	0.74%	1.11%	0.82%
Adjusted efficiency ratio(1)	59.63%	65.58%	66.91%	64.26%	68.31%

Preferred Equity	Class / Series	CUSIP	Issue Date	Par Value ($000)	Dividend Rate / Coupon (%)	First Callable Date
Preferred Equity: Non-Cumulative, Perpetual	E	05990K874	2/8/2016	$ 98,702	7.000%	3/15/2021

(1) Non-GAAP financial measure; see "Non-GAAP Reconciliation" slides at end of presentation

31

32 Non-Int. Bearing 35% Int. Bearing Checking 31% MMDA & Sav. 26% CDs 9% C&I (Ex. PPP) 36% PPP 4% CRE 18% Multifamily 20% Consumer 1% SFR 19% C&D 2% MERGER PACIFIC MERCANTILE BANCORP 1) Pro forma excludes purchase accounting adjustments. Balances as of September 30, 2021; Loan yields shown for the quarter ended September 30, 2021; Cost of deposits represents spot rate as of September 30, 2021; Sum of each composition may not add to 100% due to rounding • Approximately 12.9% EPS accretion in 2022 (first full year of cost savings) • TBV per share earnback of 2.3 years (crossover method) • IRR of 15%+ • Adds $5 million+ recurring noninterest income annually • Pro forma capital ratios well in excess of regulatory minimums • Conservative cost savings assumptions of 35% • Closed October 18, 2021 • Acquired a quality deposit franchise with: • 47% noninterest-bearing deposits • 0.15% cost of deposits • Established presence in Los Angeles market • Adds $1.0 billion in total loans • Adds $1.3 billion in total deposits • Adds $1.5 billion in total assets • Complementary business models and cultural fit Key Highlights Loan Composition Deposit Composition Financial Highlights MRQ Yield on Loans: 4.20% MRQ Cost of Deposits: 0.09% Pro Forma 1 ($7.2B) Pro Forma 1 ($7.8B) Original Projection

33 NON-GAAP FINANCIAL INFORMATION This presentation contains certain financial measures determined by methods other than in accordance with U.S. generally accepted accounting principles (GAAP). These measures include tangible assets, tangible equity, tangible common equity, tangible equity to tangible assets, tangible common equity to tangible assets, tangible common equity per common share, return on average tangible common equity, adjusted noninterest income, adjusted noninterest expense, adjusted noninterest expense to average total assets, pre-tax pre-provision (PTPP) income (loss), adjusted PTPP income (loss), PTPP income (loss) ROAA, adjusted PTPP income (loss) ROAA, efficiency ratio, adjusted efficiency ratio, adjusted total revenue, adjusted net income, adjusted net income available to common stockholders, adjusted diluted earnings per share (EPS) and adjusted return on average assets (ROAA) constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management in its analysis of the Company's performance. Tangible assets and tangible equity are calculated by subtracting goodwill and other intangible assets from total assets and total equity. Tangible common equity is calculated by subtracting preferred stock from tangible equity. Return on average tangible common equity is computed by dividing net income (loss) available to common stockholders, adjusted for amortization of intangible assets, by average tangible common equity. Banking regulators also exclude goodwill and other intangible assets from stockholders' equity when assessing the capital adequacy of a financial institution. PTPP income is calculated by adding net interest income and noninterest income (total revenue) and subtracting noninterest expense. Adjusted PTPP income is calculated by adding net interest income and adjusted noninterest income (adjusted total revenue) and subtracting adjusted noninterest expense. PTPP income ROAA is computed by dividing annualized PTPP income by average assets. Adjusted PTPP income ROAA is computed by dividing annualized adjusted PTPP income by average assets. Efficiency ratio is computed by dividing noninterest expense by total revenue. Adjusted efficiency ratio is computed by dividing adjusted noninterest expense by adjusted total revenue. Adjusted net income (loss) is calculated by adjusting net income (loss) for tax-effected noninterest income and expense adjustments and the tax impact from the exercise of stock appreciation rights. Adjusted ROAA is computed by dividing annualized adjusted net income by average assets. Adjusted net income (loss) available to common shareholders is computed by removing the impact of preferred stock redemptions from adjusted net income (loss). Management believes the presentation of these financial measures adjusting the impact of these items provides useful supplemental information that is essential to a proper understanding of the financial results and operating performance of the Company. This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these measures to measures determined in accordance with GAAP are contained on slides 34-38 of this presentation.

34 NON-GAAP RECONCILIATION (Dollars in thousands) 3Q21 2Q21 1Q21 4Q20 3Q20 Tangible Common Equity to Tangible Assets Ratio Total assets $ 8,278,741 $ 8,027,413 $ 7,933,459 $ 7,877,334 $ 7,738,106 Less: goodwill (37,144) (37,144) (37,144) (37,144) (37,144) Less: other intangible assets (1,787) (2,069) (2,351) (2,633) (2,939) Tangible assets(1) $ 8,239,810 $ 7,988,200 $ 7,893,964 $ 7,837,557 $ 7,698,023 Total stockholders' equity $ 844,803 $ 829,362 $ 804,693 $ 897,207 $ 874,254 Less: goodwill (37,144) (37,144) (37,144) (37,144) (37,144) Less: other intangible assets (1,787) (2,069) (2,351) (2,633) (2,939) Tangible equity(1) 805,872 790,149 765,198 857,430 834,171 Less: preferred stock (94,956) (94,956) (94,956) (184,878) (184,878) Tangible common equity(1) $ 710,916 $ 695,193 $ 670,242 $ 672,552 $ 649,293 Total stockholders' equity to total assets 10.20% 10.33% 10.14% 11.39% 11.30% Tangible equity to tangible assets(1) 9.78% 9.89% 9.69% 10.94% 10.84% Tangible common equity to tangible assets(1) 8.63% 8.70% 8.49% 8.58% 8.43% (1) Non-GAAP measure

35 NON-GAAP RECONCILIATION (Dollars in thousands) 3Q21 2Q21 1Q21 4Q20 3Q20 Return on tangible common equity Average total stockholders' equity $ 847,941 $ 814,973 $ 888,174 $ 892,565 $ 865,406 Less: Average preferred stock (94,956) (94,956) (164,895) (184,878) (184,910) Less: Average goodwill (37,144) (37,144) (37,144) (37,144) (37,144) Less: Average other intangible assets (1,941) (2,224) (2,517) (2,826) (3,172) Average tangible common equity(1) $ 713,900 $ 680,649 $ 683,618 $ 667,717 $ 640,180 Net income available to common stockholders $ 21,443 $ 17,323 $ 7,825 $ 17,706 $ 12,084 Add: Amortization of intangible assets 282 282 282 306 353 Less: Tax effect on amortization of intangible assets (2) (59) (59) (59) (64) (74) Net income available to common stockholders after the adjustments for intangible assets(1) $ 21,666 $ 17,546 $ 8,048 $ 17,948 $ 12,363 Return on average equity 10.84% 9.38% 6.56% 9.67% 7.32% Return on average tangible common equity(1) 12.04% 10.34% 4.77% 10.69% 7.68% (1) Non-GAAP measure (2) Adjustments shown net of a statutory Federal tax rate of 21%

NON-GAAP RECONCILIATION

BANC OF CALIFORNIA

(Dollars in thousands)	3Q21	2Q21	1Q21	4Q20	3Q20	1Q19
Adjusted Noninterest Income and Expense						
Total noninterest income	$ 5,519	$ 4,170	$ 4,381	$ 6,975	$ 3,954	$ 6,295
Noninterest income adjustments:						
Net (gain) on securities available for sale	-	-	-	-	-	(208)
Net (gain) on sale of legacy SFR loans held for sale	-	-	-	-	(272)	-
Fair Value adjustment on legacy SFR loans held for sale	(160)	(20)	-	(36)	(24)	(1)
Total noninterest income adjustments	(160)	(20)	-	(36)	(296)	(209)
Adjusted noninterest income[(1)]	$ 5,359	$ 4,150	$ 4,381	$ 6,939	$ 3,658	$ 6,086
Total noninterest expense	$ 37,811	$ 40,559	$ 46,735	$ 38,950	$ 40,394	$ 62,249
Noninterest expense adjustments:						
Professional recoveries (fees)	2,152	1,284	(721)	4,398	(1,172)	(2,979)
Merger-related costs	(1,000)	(700)	(700)	-	-	-
Restructuring expense	-	-	-	-	-	(2,795)
Noninterest expense adjustments before gain (loss) in alternative energy partnership investments	1,152	584	(1,421)	4,398	(1,172)	(5,774)
Gain (loss) in alternative energy partnership investments	1,785	829	(3,630)	673	1,430	(1,950)
Total noninterest expense adjustments	2,937	1,413	(5,051)	5,071	258	(7,724)
Adjusted noninterest expense[(1)]	$ 40,748	$ 41,972	$ 41,684	$ 44,021	$ 40,652	$ 54,525
Average assets	$8,141,613	$7,827,006	$7,860,952	$7,764,997	$7,687,105	$10,301,717
Noninterest expense / Average assets	1.84%	2.08%	2.41%	2.00%	2.09%	2.45%
Adjusted noninterest expense / Average assets[(1)]	1.99%	2.15%	2.15%	2.26%	2.10%	2.15%

(1) Non-GAAP measure

36

NON-GAAP RECONCILIATION

BANC OF CALIFORNIA

(Dollars in thousands)	3Q21	2Q21	1Q21	4Q20	3Q20	1Q19
Net interest income	$ 62,976	$ 59,847	$ 57,916	$ 61,563	$ 55,855	$ 67,808
Noninterest income	5,519	4,170	4,381	6,975	3,954	6,295
Total revenue	68,495	64,017	62,297	68,538	59,809	74,103
Noninterest expense	37,811	40,559	46,735	38,950	40,394	62,249
Pre-tax pre-provision income(1)	$ 30,684	$ 23,458	$ 15,562	$ 29,588	$ 19,415	11,854
Total revenue	$ 68,495	$ 64,017	$ 62,297	$ 68,538	$ 59,809	74,103
Total noninterest income adjustments	(160)	(20)	-	(36)	(296)	(209)
Adjusted total revenue(1)	$ 68,335	$ 63,997	$ 62,297	$ 68,502	$ 59,513	$ 73,894
Noninterest expense	$ 37,811	$ 40,559	$ 46,735	$ 38,950	$ 40,394	62,249
Total noninterest expense adjustments	2,937	1,413	(5,051)	5,071	258	(7,724)
Adjusted noninterest expense(1)	40,748	41,972	41,684	44,021	40,652	54,525
Adjusted pre-tax pre-provision income	$ 27,587	$ 22,025	$ 20,613	$ 24,481	$ 18,861	$ 19,369
Average Assets	$ 8,141,613	$ 7,827,006	$ 7,860,952	$ 7,764,997	$ 7,687,105	$ 10,301,717
Pre-tax pre-provision ROAA(1)	1.50%	1.20%	0.80%	1.52%	1.00%	0.47%
Adjusted pre-tax pre-provision ROAA(1)	1.34%	1.13%	1.06%	1.25%	0.98%	0.76%
Efficiency Ratio(1)	55.20%	63.36%	75.02%	56.83%	67.54%	84.00%
Adjusted efficiency ratio(1)	59.63%	65.58%	66.91%	64.26%	68.31%	73.79%

(1) Non-GAAP measure

37

NON-GAAP RECONCILIATION

BANC OF CALIFORNIA

(Dollars in thousands, except per share data)	3Q21	2Q21	1Q21	4Q20	3Q20	1Q19
Adjusted net income (loss)						
Net income (loss)	$ 23,170	$ 19,050	$ 14,375	$ 21,703	$ 15,913	$ 7,037
Adjustments:						
Noninterest income	160	20	-	36	296	(209)
Noninterest expense	(2,937)	(1,413)	5,051	(5,071)	(258)	7,724
Total adjustments	(2,777)	(1,393)	5,051	(5,035)	38	7,515
Tax impact of adjustments above[1]	694	348	(1,263)	1,259	(10)	(1,879)
Tax adjustment: tax impact from exercise of stock appreciation rights	-	-	(2,093)	-	-	-
Adjustments to net income	(2,083)	(1,045)	1,695	(3,776)	28	5,636
Adjusted net income[2]	$ 21,087	$ 18,005	$ 16,070	$ 17,927	$ 15,941	$ 12,673
Average Assets	$ 8,141,613	$ 7,827,006	$ 7,860,952	$ 7,764,997	$ 7,687,105	$ 10,301,717
ROAA	1.13%	0.98%	0.74%	1.11%	0.82%	0.28%
Adjusted ROAA[2]	1.03%	0.92%	0.83%	0.92%	0.82%	0.50%
Adjusted net income (loss) available to common stockholders						
Net income (loss) available to common stockholders	$ 21,443	$ 17,323	$ 7,825	$ 17,706	$ 12,084	$ 2,527
Adjustments to net income (loss)	(2,083)	(1,045)	1,695	(3,776)	28	5,636
Adjustments for impact of preferred stock redemption	-	-	3,347	-	7	-
Adjusted net income available to common stockholders[2]	$ 19,360	$ 16,278	$ 12,867	$ 13,930	$ 12,119	$ 8,163
Average diluted common shares	50,909,317	50,892,202	50,750,522	50,335,271	50,190,933	50,846,722
Diluted EPS	$ 0.42	$ 0.34	$ 0.15	$ 0.35	$ 0.24	$ 0.05
Adjusted diluted EPS[2][3]	$ 0.38	$ 0.32	$ 0.25	$ 0.28	$ 0.24	$ 0.16

(1) Adjustments shown net of an effective tax rate of 25%

(2) Non-GAAP measure

(3) Represents adjusted net income available to common stockholders divided by average diluted common shares

38

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